EXCHANGE AGREEMENT

         This Exchange Agreement (this "Agreement") is entered into as of July 24, 1995 among Tejas Gas Corporation, a Delaware corporation ("Tejas"), Tejas-Acadian Holding Company, a Delaware corporation ("TAHC"), Acadian Gas Corporation, a Nevada corporation ("Acadian"), and Rene R. Joyce, an individual and a resident of Texas ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Acadian and Employee entered into that certain Acadian Gas Corporation Executive Incentive Agreement dated March 13, 1991, as amended by a letter agreement dated May 13, 1991 and as further amended on May 20, 1992 and December 4, 1992 (the "Incentive Agreement"), which provides for the right of Employee to purchase equity rights ("Equity Rights") in Acadian and options for Employee to purchase additional equity rights ("Equity Rights Options") in Acadian upon the terms set forth therein; and

         WHEREAS, Tejas, TAHC and Acadian desire to acquire the Equity Rights and Employee has agreed to transfer the Equity Rights to TAHC in exchange for 3,964 shares (the "Tejas Shares") of common stock, par value $.25 per share, of Tejas ("Tejas Common Stock"), upon the terms and subject to the conditions hereinafter set forth (the "Exchange").

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                    EXCHANGE

         1.1 TRANSFER OF EQUITY RIGHTS AND TRANSFER OF TEJAS SHARES. Upon the terms and subject to the conditions of this Agreement, Employee shall transfer, convey and deliver to TAHC all of the Equity Rights and, in exchange therefor, Tejas shall issue, sell and deliver to Employee the Tejas Shares (being the 3,964 shares of Tejas Common Stock referred to above in the preamble). To further evidence the transfer of the Equity Rights, Employee and TAHC shall execute and deliver the Assignment of Equity Rights in the form of EXHIBIT A hereto. Acadian shall record in the stock record books the transfer to TAHC, and the ownership by TAHC, of the Equity Rights.

         1.2 CLOSING. The closing of the Exchange (the "Closing") will take place at 11:00 a.m. on a date to be specified by Tejas and Employee, which shall be no later than the fifth business day after satisfaction of the latest to occur of the conditions set forth in Sections 4.1(a), 4.2(a) and 4.3 (provided that the other closing conditions set forth in Article IV have been met or waived as provided in Article IV at or prior to the Closing) (the "Closing Date"), at the offices of Tejas, 1301 McKinney, Suite 700, Houston, Texas 77010, unless another date or place is agreed to in writing by Tejas and Employee.

         1.3 ADJUSTMENT TO TEJAS SHARES. From and after the date of this Agreement and to and including the Closing Date, in the event that Tejas shall declare any dividend or other distribution upon its outstanding capital stock payable in Tejas Common Stock or shall subdivide or reclassify its outstanding shares of Tejas Common Stock into a greater number of shares, then the number of Tejas Shares shall be increased in proportion to the increase as a result of such dividend, distribution, subdivision or reclassification. From and after the date of this Agreement and to and including the Closing Date, in the event that Tejas shall combine or reclassify its outstanding shares of Tejas Common Stock into a smaller number of shares, then the number of Tejas Shares shall be decreased in proportion to the decrease as a result of such combination or reclassification. The number of Tejas Shares to be received by Employee in the Exchange is not subject to adjustment for changes in the price of Tejas Common Stock or the payment by Tejas of cash dividends in respect of Tejas Common Stock.


                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

          2.1 REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. Employee hereby represents and warrants to Tejas, TAHC and Acadian that:
         (a) AUTHORITY. Employee has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Employee enforceable against him in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency or other laws relating to or affecting generally creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


         (b) TITLE TO EQUITY RIGHTS. Employee owns beneficially and of record, and (subject to Acadian's right to consent to the transfer thereof) has full legal right and power and all authorization required by law to convey free and clear of all liens, encumbrances, restrictions and claims of every kind, all of the Equity Rights and, upon delivery of and payment for the Equity Rights as herein provided, TAHC will acquire good and valid title to all of the Equity Rights free and clear of all liens, encumbrances, restrictions, equities and claims of every kind. For purposes of this Agreement, Equity Rights shall include all Equity Rights owned or held directly or indirectly by Employee, including any and all interest or right in or relating to Acadian that Employee has purchased or otherwise acquired or as to which Employee has any right or claim pursuant to the Incentive Agreement, other than the Equity Rights Options.

         (c) TEJAS DOCUMENTS; QUESTIONS. Employee has received and has had an opportunity to review and ask questions concerning the Tejas SEC Documents (as hereinafter defined), this Agreement and the transactions contemplated hereby and all such questions have been answered to his full satisfaction.

         (d) FULL DISCLOSURE. Employee has disclosed to Tejas, TAHC and Acadian every fact, the disclosure of which to Tejas, TAHC and Acadian, to Employee's knowledge and belief upon due inquiry, is necessary in order to prevent any certificate, representation or warranty of Employee expressed or provided for in this Agreement from being misleading or in order to prevent Tejas', TAHC's and Acadian's decisions, determinations or investigations made in connection with this Agreement from being made on the basis of less than full information.

         (e) KNOWLEDGEABLE INVESTOR STATUS. (i) Employee has such knowledge, skill and experience in business, financial and investment matters so that he is capable of evaluating the merits and risk of an investment in the Tejas Shares and is able to bear the economic risk of such investment. To the extent necessary, Employee has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement, the Exchange and owning the Tejas Shares.

                  (ii) The decision to enter into this Agreement was made by Employee who has had an opportunity to meet with representatives of Tejas, TAHC and Acadian and has had access to all information he considers necessary regarding the Tejas Shares, Tejas, the Equity Rights, TAHC, Acadian and the Exchange; and that any resale or disposition of Tejas Shares will be made only in compliance with the procedures set out in Section 3.2 of this Agreement.

                  (iii) Employee agrees to furnish any additional information requested to assure compliance with the applicable United States federal and state securities laws in connection with the purchase and sale of Tejas Shares.

         (f) INVESTMENT INTENT. Employee is acquiring the Tejas Shares for investment, solely for his own account and not with a view to, or for sale in connection with, the distribution thereof. Neither Employee nor any agent acting for Employee has taken any action which would subject the issuance and sale of the Tejas Shares to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Employee is not a party to any contract, undertaking, agreement or arrangement to sell, transfer or grant a participation in the Tejas Shares to any third person.

         (g) SHARES UNREGISTERED. Employee understands, acknowledges and agrees that (i) the offer and sale of the Tejas Shares have not been registered under the Securities Act, (ii) the Tejas Shares are "restricted securities" pursuant to Rule 144 promulgated under the Securities Act (which rule imposes, among other things, a two-year holding period on restricted securities before they may be sold pursuant to such rule), (iii) the Tejas Shares must be held indefinitely and Employee must continue to bear the economic risk of the investment in the Tejas Shares unless the offer and sale of such Tejas Shares is subsequently registered under the Securities Act and all applicable state securities laws, or an exemption from such registration is available as further described under
Section 3.2(a) hereof, (iv) Tejas has made no covenant (and has no obligation to Employee) to register the Tejas Shares under the Securities Act, and (v) a restrictive legend in the form set forth in Section 3.2(d) hereof shall be placed on the certificates evidencing the Tejas Shares.

         2.2 REPRESENTATIONS AND WARRANTIES OF TEJAS, TAHC AND ACADIAN. Tejas, TAHC and Acadian hereby represent and warrant to Employee:

         (a) ORGANIZATION, STANDING AND POWER. Each of Tejas, TAHC and Acadian is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business now being conducted.

         (b) AUTHORITY. Each of Tejas, TAHC and Acadian has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of each of Tejas, TAHC and Acadian. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of each of Tejas, TAHC and Acadian enforceable against each of them in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency or other laws relating to or affecting generally creditors' rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) SEC DOCUMENTS. Tejas has made available to Employee copies of the following documents filed by Tejas with the Securities and Exchange Commission (the "Tejas SEC Documents"): Annual Report on Form 10-K for the year ended December 31, 1994; Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995; Current Report on Form 8-K dated January 20, 1995; and Registration Statement on Form 8-A dated December 2, 1992 and the amendments thereto on Forms 8-A/A dated September 16, 1993 and March 17, 1994.

         (d) ISSUANCE. The issuance, sale and delivery of the Tejas Shares has been duly authorized by all requisite corporate action on the part of Tejas, and when issued, sold and delivered in accordance with the terms and conditions set forth in this Agreement, the Tejas Shares will be validly issued and outstanding, fully paid and nonassessable.


                                  ARTICLE III.

                              ADDITIONAL AGREEMENTS

         3.1      INCENTIVE AGREEMENT

                  (a) ACADIAN CONSENT TO ASSIGNMENT; WAIVER OF PURCHASE RIGHT. In accordance with Section 9 of the Incentive Agreement, Acadian hereby (i) consents to the transfer to TAHC of the Equity Rights (and any further transfer of the Equity Rights that TAHC or any of its affiliates may thereafter make), and (ii) waives all rights to purchase the Equity Rights from Employee (and from TAHC or any of its affiliates that may subsequently transfer the Equity Rights).

         3.2      RESTRICTIONS CONCERNING RESALE OF TEJAS SHARES ISSUED IN
                  EXCHANGE.

                  (a) SALES BY EMPLOYEE. Employee shall not sell, assign or transfer any of the shares of Tejas Common Stock received by it in the Exchange except (i) pursuant to an effective registration statement under the Securities

Act, (ii) in conformity with the volume, holding period and otherlimitations of Rule 144 promulgated under the Securities Act, or (iii) in a transaction which, in the opinion of independent counsel satisfactory to Tejas or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Securities Act. In the event of a sale or other disposition pursuant to Rule 144, Employee shall supply Tejas with evidence of compliance with such Rule in the form of a letter satisfactory to Tejas.

                  (b) RULE 144. It has been the past practice of Tejas to timely file reports required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but Tejas shall have no obligation to Employee to continue such practice or to maintain its status as a public company or any registration of the Tejas Common Stock.

                  (c) RESALE THROUGH LICENSED BROKER-DEALERS. All sales of the Tejas Shares made by Employee shall be made only throughlicensed broker-dealers, unless Tejas shall consent in writing to sales by other means.

                  (d) RESTRICTIVE LEGEND. Certificates evidencing the shares of Tejas Common Stock issued to Employee in the Exchange shall bear a restrictive legend as follows:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUTE. THESE SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
                  SECURITIES  ACT OF  1933,  AS  AMENDED,  AND  COMPLIANCE  WITH
                  APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO TEJAS GAS CORPORATION TO THE EFFECT THAT SUCH REGISTRATION AND COMPLIANCE ARE NOT REQUIRED BECAUSE SUCH TRANSACTION IS EXEMPT.

         3.3 ADDITIONAL AGREEMENTS. Each of Tejas, TAHC, Acadian and Employee covenants and agrees that it will use its best efforts to obtain the satisfaction of the conditions to Closing applicable to it as set forth in
Article IV. Subject to the terms and conditions of this Agreement, each of Tejas, TAHC, Acadian and Employee further agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties, including by provision of information and making of all necessary filings in connection with the Exchange. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest TAHC with full title to the Equity Rights, Employee and the proper officers and directors of each of Tejas, TAHC and Acadian shall take all such action which may be necessary, appropriate or desirable to carry out such purposes or to vest TAHC with full title to the Equity Rights. Employee agrees to take any further actions, and to execute and deliver any further documents, reasonably requested by Tejas, TAHC or Acadian to (i) assure Tejas, TAHC and Acadian of the enforceability of the rights of Tejas, TAHC and Acadian and the obligations of Employee under this Agreement, including without limitation assurances of the truth of any representation or warranty of Employee contained in this Agreement and (ii) enable Tejas, TAHC and Acadian to enforce such rights and obligations.

                                   ARTICLE IV.

                                   CONDITIONS

         4.1 CONDITIONS TO THE OBLIGATIONS OF TEJAS, TAHC AND ACADIAN. The obligations of Tejas, TAHC and Acadian to proceed with the Closing contemplated hereby are subject to the satisfaction on or before the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Tejas, TAHC and Acadian:

         (a) COMPLIANCE. Employee shall have complied on or before the Closing Date in all material respects with each of his covenants and agreements contained in this Agreement to be performed on or before the Closing Date. The representations and warranties made by Employee in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date, except as otherwise contemplated by this Agreement.

         4.2 CONDITIONS TO THE OBLIGATIONS OF EMPLOYEE. The obligations of Employee to proceed with the Closing contemplated hereby are subject to the satisfaction on or before the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Employee:

         (a) COMPLIANCE. Each of Tejas, TAHC and Acadian shall have complied on or before the Closing Date in all material respects with each of its covenants and agreements contained in this Agreement to be performed by it on or before the Closing Date. The representations and warranties made by Tejas, TAHC and Acadian in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on the Closing Date, except as otherwise contemplated by this Agreement.

         4.3 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE EXCHANGE. The respective obligation of each party to effect the Exchange shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) NYSE LISTING. The shares of Tejas Common Stock issuable to Employee pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

         (b) OTHER APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity in connection with the Exchange, the failure to obtain which would have a material adverse effect on Tejas, TAHC, Acadian or Employee shall have been filed, occurred or been obtained. Tejas shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Tejas Shares in exchange for the Equity Rights.

         (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Exchange shall be in effect.

         4.4 WAIVER ON CLOSING. Upon the completion of the Closing, each party hereto shall be deemed to have conclusively waived any condition to its obligations under this Agreement.


                                   ARTICLE V.

                     EXTENT AND SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

         5.1 EFFECT OF BREACH OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS BY EMPLOYEE. Employee hereby agrees to reimburse Tejas, TAHC and Acadian for, and hold Tejas, TAHC and Acadian harmless from, any loss, damage (excluding consequential damages), expense (including reasonable attorneys' fees) or liability sustained by Tejas, TAHC or Acadian arising out of or resulting from any breach of any of the representations, warranties, covenants or agreements made by Employee herein.

         5.2 EFFECT OF BREACH OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS BY TEJAS, TAHC OR ACADIAN. Tejas, TAHC and Acadian hereby agree to reimburse Employee for, and hold Employee harmless from, any loss, damage (excluding consequential damages), expense (including reasonable attorneys' fees) or liability sustained by Employee arising out of or resulting from any breach of any of the representations, warranties, covenants or agreements made by Tejas, TAHC and Acadian herein.

         5.3 SURVIVAL. The representations, warranties, covenants and agreements set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall survive the Closing Date and shall terminate upon expiration of the applicable statute of limitations (or any extension or waiver thereof).

         5.4 TAX BENEFITS; INSURANCE PROCEEDS. In determining the amount of any loss, liability or expense for which any party is entitled to reimbursement under this Article V, the gross amount thereof will be reduced by any correlative tax benefit or insurance proceeds realized or to be realized by such party, and such correlative insurance benefit shall be net of any insurance premium which becomes due as a result of such claim.

                                   ARTICLE VI.

                                  MISCELLANEOUS

         6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if mailed by registered or certified mail, return receipt requested, to the parties at the following addresses:

                  (a)      If to Tejas, TAHC or Acadian, to:

                              Tejas Gas Corporation
                            1301 McKinney, Suite 700
                              Houston, Texas 77010
                            Telecopy: (713) 650-6231

                           Attention:       James W. Whalen
                                            Executive Vice President

                  (b)      If to Employee, to:

                           c/o Acadian Gas Corporation
                            1301 McKinney, Suite 700
                              Houston, Texas 77010

         6.2 CERTAIN EXPENSES AND COSTS. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall assume and bear all expenses, costs and fees incurred or assumed by such party in the preparation and execution of this Agreement and in compliance with and performance of the agreements and covenants contained in this Agreement, regardless whether the transactions contemplated hereby shall be consummated. Notwithstanding the foregoing and in addition to any rights that may otherwise accrue to a party if the transactions contemplated by this Agreement are not consummated as a result of the breach by a party of the representations, warranties, covenants or agreements contained herein, the breaching party shall assume and bear all expenses, costs and fees incurred or assumed by the nonbreaching party.

         6.3 CHOICE OF LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas without regard to the choice of law principles thereof.

         6.4 AMENDMENT. This Agreement may be amended by the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.5 CAPTIONS. The captions used in this Agreement are for convenience of reference only and will not be construed to define any portion of this Agreement.

         6.6 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         6.7 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by the parties and delivered to each other, it being understood that the parties need not sign the same counterpart.

         6.8 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         6.9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.10 ASSIGNMENTS. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Any attempted assignment without such consent shall be null and void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall entitle any person other than Employee, Tejas, TAHC or Acadian, or their respective successors and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                              TEJAS GAS CORPORATION


                                              By:      /s/  JAMES W. WHALEN
                                                     -------------------------
                                              Name:  James W. Whalen
                                              Title: Executive Vice President

                                              TEJAS-ACADIAN HOLDING COMPANY



                                              By:      /s/  JAMES W. WHALEN
                                                     -------------------------
                                              Name:  James W. Whalen
                                              Title: Executive Vice President


                                              ACADIAN GAS CORPORATION


                                              By:      /s/  JAMES W. WHALEN
                                                     ------------------------
                                              Name:  James W. Whalen
                                              Title: Executive Vice President


                                              EMPLOYEE

                                              Rene R. Joyce

                                                    /s/   RENE R. JOYCE
                                              -------------------------------

                                                                       EXHIBIT A
                           ASSIGNMENT OF EQUITY RIGHTS
                                 ---------------
                             ACADIAN GAS CORPORATION
                                 ---------------


         WHEREAS, Acadian Gas Corporation, a Nevada corporation ("Acadian"), and Rene R. Joyce, an individual and a resident of Texas ("Assignor"), entered into that certain Acadian Gas Corporation Executive Incentive Agreement dated March 13, 1991, as amended by a letter agreement dated May 13, 1991 and as further amended on May 20, 1992 and December 4, 1992, which provides for the right of Assignor to purchase equity rights ("Equity Rights") in Acadian upon the terms set forth therein; and

         WHEREAS, Tejas Gas Corporation, a Delaware corporation ("Tejas"), Tejas-Acadian Holding Company, a Delaware corporation ("Assignee"), Acadian and Assignor entered into that certain Exchange Agreement dated July 24, 1995 (the "Exchange Agreement") pursuant to which Assignor agreed to transfer, sell and deliver all of the Equity Rights (as more fully described in Section 2.1(b) of the Exchange Agreement), to Assignee, who desires to acquire and receive all of the Equity Rights; and

         WHEREAS, pursuant to the Exchange Agreement, Acadian has consented to such assignment;

         NOW, THEREFORE, Assignor, for and in consideration of the premises, the receipt of the Shares (as defined in the Exchange Agreement) from Tejas, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby transfers, sells, delivers and assigns unto Assignee, its successors and assigns, all of the Equity Rights.

         This Assignment of Equity Rights is made by Assignor and accepted by Assignee pursuant to the terms and provisions of the Exchange Agreement. Assignor and Assignee agree to promptly execute and deliver, one to the other, any corrective assignments, certificates and other legal documents or notifications reasonably requested by the other party to give effect to the intent hereof.

         This Assignment of Equity Rights shall be binding upon and inure to the benefit of Assignor and Assignee, their successors and assigns and shall be subject to and interpreted under the laws of the State of Texas.

         IN  WITNESS  WHEREOF,  this  instrument  is  executed  this  ___ day of

____________, 1995.

ASSIGNOR:                                   ASSIGNEE:

RENE R. JOYCE                               TEJAS-ACADIAN HOLDING COMPANY

____________________________               By: _______________________________
                                          Name:_______________________________
                                         Title:_______________________________